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                                                                    Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-32891, 33- 45470, 33-32892 and 33-36707) pertaining to the
1989 Stock Incentive Plan (as amended), the Nonemployee Director Stock Option Plan and the 1997 Stock Incentive Plan of Medstone International, Inc. of our report dated February 10, 2000, with respect to the consolidated financial statements and schedule of Medstone International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                 /s/ERNST & YOUNG LLP


Orange County, California
March 27, 2000